Rant, Inc. Financial Statements For The Years Ended December 31, 2015 and 2014

Rant, Inc. Contents Report of Independent Registered Public Accounting Firm 3 Financial Statements Balance Sheets 4-5 Statements of Operations 6 Statements of Stockholders’ Deficit 7 Statements of Cash Flows 8 Notes to Financial Statements 9-28

Marcum LLP n 2049 Century Park East n Suite 300 n Los Angeles, California 90067 n Phone 310.432.7400 n Fax 310.432.7502 n marcumllp.com INDEPENDENT AUDITORS’ REPORT To the Board of Directors and Shareholders of Rant, Inc. We have audited the accompanying balance sheets of Rant, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rant, Inc., as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant net losses since its inception, has an accumulated deficit and working capital deficit as of December 31, 2015 and 2014, and expects to incur substantial additional losses and costs to sustain its operations. The foregoing matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. Marcum LLP Los Angeles, CA June 21, 2016

Rant, Inc. Balance Sheets 4 December 31, 2015 2014 Assets Current Assets Cash 181,036$ 1,019,569$ Accounts receivable, net of allowances 1,327,400 4,930,432 Prepaid expenses 1,950 28,722 Total Current Assets 1,510,386 5,978,723 Property and Equipment, Net 7,388 19,605 Other Assets 44,218 44,218 Total Assets 1,561,992$ 6,042,546$ The accompanying notes are an intregal part of these financial statements.

Rant, Inc. Balance Sheets 5 December 31, 2015 2014 Liabilities & Stockholders' Deficit Current Liabilities Accounts payable 3,572,558$ 5,679,445$ Notes payable, short-term, stockholders 3,001,355 - Accrued payroll and benefits 203,549 175,318 Warrant liability 50,178 - Accrued interest 11,567 - Income taxes payable 822 822 Line of credit payable - 1,000,000 Deferred rent 8,224 7,964 Total Current Liabilities 6,848,253 6,863,549 Total Liabilities 6,848,253 6,863,549 Commitments and Contingencies (See Note 6) Stockholders' Deficit Series A preferred stock, $ .00001 par value, $9.3616 per share liquidation preference, 200,000 shares authorized, 198,513 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively 2 2 Series B preferred stock, $ .00001 par value, $1.70 per share liquidation preference, 350,000 shares authorized, 320,459 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively 3 3 Voting common stock, $ .00001 par value; 2,000,000 shares authorized, 911,748 shares issued and outstanding as of December 31, 2015, and 873,096 shares issued and outstanding as of December 31, 2014 9 9 Non-voting common stock, $ .00001 par value, 400,000 shares authorized, 73,172 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively 1 1 Additional paid-in capital 9,425,679 8,399,644 Accumulated deficit (14,711,955) (9,220,662) Total Stockholders' Deficit (5,286,261) (821,003) Total Liabilities and Stockholders' Deficit 1,561,992$ 6,042,546$ The accompanying notes are an intregal part of these financial statements.

Rant, Inc. Statements of Operations 6 Years ended December 31, 2015 2014 Net Revenues 13,741,245$ 17,229,903$ Operating Expenses Cost of revenue 993,974 3,449,144 Selling and advertising 12,566,919 15,266,081 General and administrative 5,291,564 6,588,968 Total Operating Expenses 18,852,457 25,304,193 Loss from Operations (5,111,212) (8,074,290) Other Expense Financing costs (128,246) - Interest expense (251,835) (3,305) Total Other Expense (380,081) (3,305) Loss Before Provision for Taxes (5,491,293) (8,077,595) Provision for Taxes - - Net Loss (5,491,293)$ (8,077,595)$ The accompanying notes are an intregal part of these financial statements.

Rant, Inc. Statements of Stockholders’ Deficit 7 Total Additional Accumulated Stockholders' Shares Amount Shares Amount Shares Amount Shares Amount Paid-in Capital Deficit Equity (Deficit) Balance, January 1, 2014 198,513 2$ 320,459 3$ 782,556 8$ 73,172 1$ 3,009,308$ (1,143,067)$ 1,866,255$ Sale of common stock, net of offering costs - - - - 90,540 1$ - - 2,713,147 - 2,713,148 Capital contribution - - - - - - - - 195,000 - 195,000 Stock-based compensation - - - - - - - - 2,482,189 - 2,482,189 Net loss - - - - - - - - (8,077,595) (8,077,595) Balance, December 31, 2014 198,513 2 320,459 3 873,096 9 73,172 1 8,399,644 (9,220,662) (821,003) Exercise of stock options - - - - 38,652 - - - 572,371 - 572,371 Stock-based compensation - - - - - - - - 453,664 - 453,664 Net loss - - - - - - - - - (5,491,293) (5,491,293) Balance, December 31, 2015 198,513 2$ 320,459 3$ 911,748 9$ 73,172 1$ 9,425,679$ (14,711,955)$ (5,286,261)$ The accompanying notes are an intregal part of these financial statements. Voting Non-Voting Prefered Stock Preferred Stock Common Stock Common Stock Series A Series B

Rant, Inc. Statement of Cash Flows 8 Years ended December 31, 2015 2014 Operating Activities Net Loss (5,491,293)$ (8,077,595)$ Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 17,825 28,659 Deferred rent 260 7,964 Bad debts 7,659 27,192 Stock based compensation 453,663 2,482,189 Amortization of debt issuance costs 26,533 - Changes in assets and liabilities: (Increase) decrease in assets: Accounts receivable 3,595,372 (1,279,798) Prepaid expenses 26,772 (12,601) Other assets - 26,340 (Increase) decrease in liabilities: Accounts payable (2,106,887) 1,794,114 Accrued expenses 28,235 (23,384) Accrued interest 11,567 - Income taxes payable - 822 Total Adjustments 2,060,999 3,051,497 Net Cash used for Operating Activities (3,430,294) (5,026,098) Investing Activities Purchase of property and equipment (5,610) (10,616) Investment in Picatcha, Inc - (25,000) Net Cash used for Investing Activities (5,610) (35,616) Financing Activities Capital contribution - 195,000 Sale of common stock - 3,037,858 Stock offering costs - (324,710) Exercise of stock options 572,371 - Proceeds from line of credit 6,619,173 1,000,000 Repayments of line of credit (7,619,173) - Proceeds from issuance of convertible note 3,025,000 - Net Cash from Financing Activities 2,597,371 3,908,148 Net Decrease in Cash (838,533) (1,153,566) Cash, Beginning 1,019,569 2,173,135 Cash, Ending 181,036$ 1,019,569$ Supplemental disclosure Cash paid for taxes -$ 822$ Cash paid for interest 213,764$ 3,305$ The accompanying notes are an intregal part of these financial statements.

Rant, Inc. Notes to Financial Statements 9 Note 1. Company Background and Overview Rant, Inc. (“Rant”, the “Company”) is a Delaware corporation headquartered in Irvine, California. The co-founders initially formed Windy City Media Network, LLC (an Illinois limited liability company) in 2010 as a baseball blog and changed its name to Rant Media Network, LLC (an Illinois limited liability company) in May 2012. Since then, the Company has consolidated over 130 owned and operated sports blog domains into RantSports (www.RantSports.com). In October 2013, the Company created RantLifestyle (www.RantLifestyle.com) and RantChic (www.RantChic.com) to expand into men’s and women’s lifestyle categories. In November 2013, Rant Media Network LLC merged into Rant Media Network, Inc. In August 2014, the Company changed its name from Rant Media Network, Inc. to Rant, Inc. In October 2014, the Company created RantCars (www.rantcars.com), RantFinance (www.rantfinance.com), RantFood (www.rantfood.com), RantGamer (www.rantgamer.com), RantGizmo (www.rantgizmo.com), RantHollywood (www.ranthollywood.com), RantPets (www.rantpets.com), RantPlaces (www.rantplaces.com), and RantPolitical (www.rantpolitical.com) to expand further into various niches identified as having a wide enthusiast appeal. Note 2. Summary of Significant Accounting Policies A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows. Going Concern The Company has incurred substantial recurring losses and negative cash flows from operations in recent years. As presented in the accompanying financial statements, the Company reported net losses of $5,491,293 and $8,077,595 for the years ended December 31, 2015 and 2014, respectively. The Company also generated negative cash flows from operating activities of $3,430,294 and $5,026,098 during 2015 and 2014, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the continued financial support of the Company’s investors. The Company is currently under a letter of intent for purchase (Note 13). The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Use of Estimates The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include revenues, allowance for doubtful accounts (short pays), useful lives and impairment of property and equipment and other assets, the fair value of equity-based compensation awards, derivative liabilities, and deferred income tax assets and liabilities. Actual results could differ from those estimates. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, and forms the basis for making judgments about the carrying value of the Company’s assets and liabilities.

Rant, Inc. Notes to Financial Statements 10 Cash The Company maintains its cash in bank depository accounts with major financial institutions. At times cash balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes its cash balances are not exposed to significant credit risk. Revenue Recognition Revenue is recognized when the four basic criteria are met: persuasive evidence of a sales arrangement exists; performance of services has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. Persuasive evidence of a sales arrangement is generally met upon the receipt of a signed customer contract with key terms of an arrangement defined. Collectability is assessed based on a number of factors, including transaction history and the credit worthiness of a customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash. Cash received in advance of revenue recognition being met is treated as customer deposits. The Company’s income is principally derived from advertising revenue. Advertising revenue is generated by performance-based internet advertising, such as cost-per-click advertising, in which an advertiser pays only when a user clicks on the advertisement that is displayed on the Company’s owned and operated websites and customer websites; and fees generated by users viewing third-party website banners and text-link advertisements. In determining whether an arrangement exists, the Company ensures that a binding arrangement is in place, such as a standard insertion order or a fully executed customer-specific agreement. Obligations pursuant to advertising revenue arrangements typically include a minimum number of impressions or the satisfaction of the other performance criteria. Revenue from performance-based arrangements is recognized as the related performance criteria are met. The Company assesses whether performance criteria have been met and whether the fees are fixed or determinable based on a reconciliation of the performance criteria and an analysis of the payment terms associated with the transaction. The reconciliation of the performance criteria generally includes a comparison of third-party performance data to the contractual performance obligation and to internal or customer performance data in circumstances where that data is available. In certain cases, revenue is recognized based on available and preliminary information from third parties. Amounts collected on the related receivables may vary from reported information based upon third-party refinement of estimated and reported amounts owed that occurs typically within 30 days of the period end. For the years ended December 31, 2015 and 2014, the difference between the amounts recognized based on preliminary information and cash expected to be collected represented discounts and allowances in the amount of $77,727 and $173,654, respectively. Accounts Receivable Accounts receivable primarily consists of amounts due from: • Third parties who provide advertising services to the Company’s owned and operated websites in exchange for a share of the underlying advertising revenue. Accounts receivable from third parties are recorded as the amount of the revenue share as reported to the Company by the advertising networks and are generally due within 30 to 60 days from month-end in which the invoice is generated.

Rant, Inc. Notes to Financial Statements 11 • Direct advertisers who engage the Company to deliver branded advertising impressions. Accounts receivable from direct advertisers are recorded at negotiated advertising rates (customarily based on advertising impressions), and as the related advertising is delivered over the Company’s owned and operated websites. Direct advertising accounts receivable are generally due within 60 to 90 days from the date the advertising services are delivered and billed. The Company maintains an allowance for short pays to reserve for potentially uncollectible receivables from its customers based on management’s best estimate of the amount of probable losses in existing accounts receivable. The allowance is based on an analysis of historical bad debts, advertiser concentrations, advertiser credit-worthiness and current advertiser and economic trends. In addition, past due balances over 90 days and specific other balances are reviewed at least quarterly on an individual basis for collectability. Property and Equipment Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is amortized over two years and furniture and fixtures are amortized over two to seven years. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation or amortization is removed from the financial statements with the resulting gain or loss reflected in the Company’s results of operations. In the event that property and equipment is no longer in use, the Company will record a loss on disposal of the property and equipment, which is computed as the difference between the sales price, if any, and the net remaining value (gross amount of property and equipment less accumulated depreciation) of the related equipment at the date of disposal. Repairs and maintenance are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. Impairment The Company assesses the recoverability of the recorded value of its long-lived assets, such as property and equipment, whenever events or changes in business circumstances indicate the carrying amount of the asset may not be fully recoverable. The assessment of recoverability is based on management’s estimate of undiscounted operating cash flows compared to the net book value of the long-lived assets. If such cash flows do not exceed the net book value, then the difference between the net book value of the long-lived asset and the fair value of such asset is recorded as a charge against income in the statements of operations. The Company determined that there were no impaired assets during 2015 or 2014. Deferred Rent For operating leases that include rent-free periods or escalation clauses over the term of the lease, the Company recognizes rent expense on a straight-line basis and the difference between expense recognized and amounts paid are recorded as deferred rent in current liabilities of the accompanying balance sheets.

Rant, Inc. Notes to Financial Statements 12 Advertising Expenses Advertising costs are expensed as incurred and consist of Internet based content advertising. Advertising expense was $12,566,919 and $15,266,081 for the years ended December 31, 2015 and 2014, respectively, and is included in the accompanying statements of operations. Stock-Based Compensation The Company accounts for stock options in accordance with ASC 718, Compensation–Stock Compensation. ASC 718 establishes the accounting and reporting guidance for transactions where a reporting entity exchanges equity instruments for goods and services. ASC 718 also addresses transactions where a reporting entity incurs liabilities in exchange for goods and services, where those liabilities are based on the fair value of the reporting entity’s equity instruments or where those liabilities might be settled through the issuance of those equity instruments. Stock option awards to employees and non-employees are accounted for at fair value using the Black-Scholes-Merton option pricing model. The Black-Scholes-Merton option pricing model requires management to make assumptions and to apply judgment in determining the fair value of its awards. All inputs are the expected values that will exist over the option's expected term. The expected term of the option is the term from grant date to the date the option is expected to be exercised. For an option issued to an employee, the expected term is often shorter than the legal term of the option. Stock price is based on the date the option was granted. The most significant assumption is the expected volatility, expected term of the award and estimated forfeiture rates. Management estimated the expected volatility at 50% by averaging the expected volatility of comparable publicly traded companies based on size, business model, industry, and business description. The expected term of the awards are assumed to be 7 years, the full term of the options, and the estimated forfeiture rates are expected to be 0% due to the Company’s limited relevant historical data. The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option valuation model. Expected volatilities are based on historical volatilities of comparable publicly traded companies. The Company uses historical data to estimate the option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that granted options are expected to be outstanding. The intrinsic value as of the grant date was determined considering the performance of the Company as of the grant date as well as future growth and profitability expectations by applying an appropriate multiple to the Company's earnings. The risk-free rate for the period within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. Stock-Based Awards Issued to Nonemployees The Company accounts for stock-based awards issued to nonemployees in accordance with provisions of ASC 718 and ASC 505-50, Equity – Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for stock-based awards are accounted for based on the fair value of the consideration received or the fair value of the stock-based award issued, whichever is more reliably measurable. The measurement date of the fair value of the stock-based award issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Rant, Inc. Notes to Financial Statements 13 Income Taxes Deferred income taxes are recognized for differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes from a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the realizability of deferred tax assets and recognizes a valuation allowance for the Company’s deferred tax assets when it is more likely than not that a future benefit on such deferred tax assets will not be realized. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties accrued related to unrecognized tax benefits in the Company’s income tax (benefit) provision are recognized in the accompanying statements of operations. Warrant Liability The Company accounts for common stock warrants outstanding in accordance with the guidance contained in ASC 815-40-15-7D, "Contracts in Entity's Own Equity" whereby under that provision they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company's statements of operations. The fair value of the warrants issued by the Company has been estimated using a Monte Carlo simulation. The change in fair value during the year ended December 31, 2015 was de minimus. Fair Value of Financial Instruments The fair value of financial instruments other than liabilities payable to related parties approximate the recorded value based on the short term nature of these financial instruments. The fair value of derivative liabilities is measured using a binomial model or Monte Carlo simulation depending on the complexity of the derivative (Note 5). Beneficial conversion feature The issuance of the convertible debt did not generate a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. Convertible Financial Instruments The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the

Rant, Inc. Notes to Financial Statements 14 host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP. When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, since such conversion feature did not meet the definition of a derivative, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument. Note 3. Accounts Receivable Accounts receivable, net of allowances consists of the following: December 31, 2015 December 31, 2014 Gross accounts receivable $ 1,466,127 $ 5,045,646 Less: allowance for doubtful accounts and short pays (138,727) (115,214) Accounts receivable, net $ 1,327,400 $ 4,930,432 Note 4. Property and Equipment Property and equipment consisted of the following: December 31, 2015 December 31, 2014 Computer equipment $ 42,543 $ 36,935 Furniture and fixtures 8,406 8,406 Property and equipment, gross 50,949 45,341 Less: accumulated depreciation (43,561) (25,736) Property and equipment, net $ 7,388 $ 19,605 Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $17,825 and $28,659, respectively. Note 5. Debt Senior Secured Convertible Note, Stockholders The Company entered into a Note Purchase Agreement with certain stockholders in December 2015 pursuant to which the stockholders agreed to purchase convertible notes issued by the Company (the

Rant, Inc. Notes to Financial Statements 15 “Notes”). The Notes were issued in December 2015 for $3,025,000 and in January 2016 for $425,000. The Notes had an original maturity date of January 15, 2016 and an annual interest rate of 8%. Interest is payable on the maturity date. The Notes are convertible into shares of voting common stock at $35.57 per share subject to adjustment. The Notes could not be prepaid. In connection with these Notes, the Company issued warrants to purchase 98,404 shares of voting common stock at an exercise price of $35.57 per share, subject to adjustments (the “Warrants”). In connection with the Notes issued in December 2015, the founders agreed to privately sell a total of 394,774 shares of voting common stock to those certain stockholders for $300. The Notes were secured by all the assets of the Company. The Notes and Warrants are recognized on the date the investor funds the Note. The Company recognized a debt discount of $50,178 in connection with the Notes issued in December 2015. As of December 31, 2015, the unamortized debt discount is $23,645. Warrants to purchase 85,047 shares of voting common stock were issued as of December 31, 2015, with the remaining warrants to purchase 13,357 subsequently issued on January 6, 2016 (Note 13). The Notes are subsequently measured at amortized cost using the effective interest method to accrete interest, if materially different than straight-line recognition, over the period outstanding to bring the Note balance to its face value. The effective interest method resulted in recognition of $38,100 of interest expense on the Notes for the year ended December 31, 2015 (calculated as the accretion of debt discount and accrual of 8% coupon). Subsequent to December 31, 2015, the Company entered into an amendment that extended the maturity date of the Notes to September 10, 2016, subject to adjustment, allowed for the Notes to be prepaid, and exchanged the warrants associated with the Notes for voting common stock worth approximately 70% of the total stock outstanding (Note 13). Financing Agreement The Company entered into a Financing and Security Agreement on May 6, 2015, as amended on May 7, 2015 and August 12, 2015 (collectively, the Financing Agreement”), that allowed the Company to sell accounts with recourse to the purchaser worth up to the lower of 85% of the gross value of its accounts receivable, or $5,000,000. The Financing Agreement was collateralized by substantially all of the Company’s assets. The purchaser charged fees of 1.15% of the gross value of the accounts sold for the first 30 days and 1.15% prorated daily after the first 30 days. The Financing Agreement has a Minimum Monthly Fee of $23,000 through July 2015 and $10,000 for the months thereafter, a one- year term, and will automatically extend for additional one-year periods unless the Company provides 60 days prior written notice of its intention to terminate. If the Company wants to terminate the Financing Agreement prior to November 6, 2016, it is subject to a fee equal to 2% of the $5,000,000 maximum line amount. On December 23, 2015, the Company terminated the Financing Agreement. Total fees associated with the Financing Agreement for the year ended December 31, 2015 amounted to $195,020 and were recognized as interest expense. Line of Credit, Bank The Company had a $250,000 revolving line of credit (the “Line of Credit”) agreement with its bank which matured on February 5, 2014. The note was collateralized by substantially all of the Company’s assets and was guaranteed by the founding stockholders of the Company. The Line of Credit had a variable rate of interest based on an independent index which is The Wall Street Journal Prime as published daily plus 0.50% with an aggregate interest rate of no less than 4.25% per annum. The

Rant, Inc. Notes to Financial Statements 16 Company made regular monthly payments of all accrued unpaid interest due as of each payment date. Any principal outstanding was to be repaid, including all accrued interest, on February 5, 2014. On January 31, 2014, the Line of Credit was increased to $2,500,000 with a new maturity date of January 31, 2015 and all other terms including the interest rate remained the same. On January 26, 2015, the Line of Credit’s maturity date was further extended to March 31, 2015, and on March 30, 2015, the maturity date was further extended to March 31, 2016. As of December 31, 2014, the Company was not in compliance of all covenants and had an outstanding principal balance of $1,000,000. On June 4, 2015, the Company terminated the Line of Credit by repaying the outstanding balance and accrued interest in full. Interest expense associated with the line of credit for the years ended December 31, 2015 and 2014 amounted to $18,744 and $3,305, respectively. Note 6. Commitments and Contingencies Leases The Company leases its office facility in Irvine, California under a non-cancellable operating lease which expires on December 31, 2016. Prior to relocation to Irvine, California, the Company leased its office facility in Downers Grove, Illinois. The Illinois operating lease had an expiration date of October 31, 2014 but was terminated by the Company on March 5, 2014. Rent expense amounted to $276,329 and $203,050, respectively, for the years ended December 31, 2015 and 2014. As of December 31, 2015 and 2014, current liabilities include a deferred rent liability of $8,224 and $7,964, respectively. Future minimum base rents required under operating leases as of December 31, 2015 with initial or remaining lease terms in excess of one year amounted to $209,652 and are due during 2016. Litigation In January 2014, the Company entered into a settlement and mutual release agreement with its former member of the Board of Directors and President of the Company. The Company agreed to pay a separation payment of $195,000 to this individual for which the funding was provided for by two stockholders of the Company in exchange for an assignment of option grant to purchase up to 30,820 shares of voting common stock at an exercise price of $8.32 per share. The Company recognized $195,000 as a capital contribution and the separation payment was included in general and administrative expenses in 2013. In January 2014, the Company entered into a settlement agreement with one of its former business partners in connection with a claim made with respect to a breach of a mutual promotional agreement. The Company paid $50,000 in settlement, of which $25,000 was covered by the Company’s insurance policy. In June 2014, the Company entered into a settlement agreement with a former advertiser in connection with monies owed to the Company. The Company agreed to accept 80% of the outstanding amounts owed plus daily interest if paid prior to December 2014. On March 17, 2015, the Superior Court of California, County of Los Angeles entered a Judgment in favor of the Company of $134,283 plus daily accrued interest of $37 from May 15, 2013 to the date of payment plus reasonable attorney’s fees and costs. In April 2015, the court awarded attorney’s fees and costs in favor of the Company of $9,682. The Judgment remains good for 10 years. The Company provided an allowance for doubtful accounts of $134,283 as of December 31, 2015 and 2014.

Rant, Inc. Notes to Financial Statements 17 In July 2015, the Company entered into a settlement agreement with a former advertiser in connection with monies owed of $480,082. The Company agreed to accept $500,000. The Company recognized the $19,918 difference between what was ultimately paid and what was owed as settlement income and recognized the $288,245 in legal fees associated with the litigation as settlement expense. The $500,000 was collected in 2015. The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of the Company’s outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company’s control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company's financial condition and results of operations. Income Taxes From time to time, various federal, state and other jurisdictional tax authorities undertake reviews of the Company and its filings. In evaluating the exposure associated with various tax filing positions, management accrues charges for possible exposures. The Company believes any adjustments that may ultimately be required as a result of any of these reviews will not be material to its financial statements. Indemnifications In the normal course of business, the Company has provided certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to its customers, indemnities to its directors and officers to the maximum extent permitted under the laws of the State of Delaware and indemnifications related to the Company’s lease agreements. In addition, advertiser and distribution partner agreements contain certain indemnification provisions which are generally consistent with those prevalent in industry. The Company has not incurred significant obligations under indemnification provisions historically and do not expect to incur significant obligations in the future. Accordingly, the Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets. Note 7. Income Taxes Loss before income taxes consists of the following: December 31, 2015 December 31, 2014 Loss before income taxes $ (5,491,293) $ (8,077,595) The income tax expense consists of the following:

Rant, Inc. Notes to Financial Statements 18 December 31, 2015 December 31, 2014 Current expense $ - $ - The Company had federal net operating loss (“NOL”) carry-forwards of $10,946,744 and $5,830,257 as of December 31, 2015 and 2014, respectively, which expire between 2032 and 2034. The Company also had state NOLs carry-forwards in California of $10,479,177 and $5,327,142 as of December 31, 2015 and 2014, respectively, which expire between 2034 and 2035. The change in the valuation allowance in 2015 and 2014, was $2,263,683 and $2,444,013, respectively. Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss and credit carry-forwards if the Company were to undergo an ownership change, as defined in Section 382. As of December 31, 2015, there were no changes in the Company’s equity structure. The equity structure changed in March 2016 (see Note 13). A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows: 2015 2014 Statutory U.S. federal tax rate 34% 34% State and local income taxes 7.7% 7.7% Valuation allowance (41.7)% (41.7)% Effective tax rate -% -% The tax effects of temporary differences that gave rise to deferred tax assets and liabilities are presented below as of December 31: 2015 2014 Deferred tax assets: Accrual to cash - 199,511 Net operating losses 4,528,790 2,392,478 Other assets 7,893 3,571 Accrued payroll 75,533 - Stock-based compensation 481,376 292,198 Bad debt expense 57,849 - Total deferred tax assets 5,151,441 2,887,758 Valuation allowance (5,151,441) (2,887,758) Net deferred income taxes $ - $ - The Company reduces the deferred tax asset resulting from future tax benefits by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred taxes will not be realized. After consideration of these limitations associated with deferred tax liabilities, the Company has deferred tax assets in excess of deferred tax

Rant, Inc. Notes to Financial Statements 19 liabilities at December 31, 2015. As the Company has no sustained history of generating book income, the ultimate future realization of these excess deferred tax assets is not more likely than not and thus subject to a valuation allowance. The Company is subject to the accounting guidance for uncertain income tax positions. The Company believes that its income tax positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. The Company’s policy for recording interest and penalties associated with audits and uncertain tax positions is to record such items as a component of income tax expense. Amounts recognized to date are insignificant. No uncertain income tax positions were recorded during 2015 or 2014, and the Company does not expect its uncertain tax position to change during the next twelve months. The Company files a U.S. federal, California and New York State tax returns. The tax years 2012 to 2014 remain subject to examination by the IRS and various state authorities. Note 8. Stock-Based Compensation Plans and Awards Stock Option Plans Under the Membership Interest Option Grant which was replaced with a voting common stock option grant, (the “2013 Option”), dated July 6, 2013, the Company granted an individual a fully vested option to purchase up to 30,820 shares of voting common stock of the Company at a strike price of $8.32 per share. The option grant has a 3-year term with a grant date of April 18, 2013. On January 8, 2014, this option was assigned by the holder in part to two stockholders. One stockholder was assigned the option to purchase 19,725 shares and the other stockholder was assigned the option to purchase 11,095 shares. These options remained unexercised but fully vested as of December 31, 2015. Subsequent to December 31, 2015, these options expired on April 18, 2016 (Note 13). In January 2014, the founders entered into a contract to grant a stockholder the option to purchase 84,332 shares of common stock directly from them for $10.00 with specific conditions to be met. These conditions were met and the option to purchase was exercised in July 2014. On March 10, 2014, the Company adopted the 2014 Stock Option Plan (the “2014 Plan”). Under this 2014 Plan, the Company may grant up to 211,773 non-qualified stock options to specified individuals. Generally, stock option grants under this 2014 Plan have 10-year terms and employee stock options vest 1/3 on the anniversary of the grant date and 1/3 on each of the second and third anniversaries, thereafter. There are two option grants that vest 1/5 on the anniversary of the grant date and 1/5 on each of the second, third, fourth, and fifth anniversaries. Certain stock options and restricted stock awards have accelerated vesting provisions in the event of a change in control of the Company. On May 30, 2014 the Company amended the 2014 Plan to increase the amount of shares it could offer to 250,425 non-qualified stock options and granted an individual a fully vested option to purchase up to 21,083 shares of voting common stock of the Company at a strike price of $9.3616 per share and 17,569 shares of the voting common stock of the Company at a strike price of $21.3444 per share. These options were exercised for an aggregate cash purchase price of $572,371 on August 18, 2015.

Rant, Inc. Notes to Financial Statements 20 Valuation of Awards The per share fair value of stock options granted with service and/or performance conditions was determined on the date of grant using the Black-Scholes-Merton option pricing model with the following assumptions: December 31, 2015 December 31, 2014 Expected life (in years) 7 7 Risk-free interest rate .25% .25% Expected volatility range 50% 50% Expected dividend yield - - Award Activity Stock Options The following is a reconciliation of activity of options from January 1, 2014 through December 31, 2015: Exercise Price Options Balance at January 1, 2014 $ 8.32 30,820 Add: Options granted $ 9.77 250,425 Less: Options exercised 0 Less: Options forfeited 0 Less: Options expired 0 Balance at December 31, 2014 $ 9.61 281,245 Add: Options granted $ 35.57 26,617 Less: Options exercised $ 14.81 (38,652) Less: Options forfeited 0 Less: Options expired 0 Balance at December 31, 2015 $ 11.43 269,210 Based on management’s best estimates, the intrinsic value was immaterial as of December 31, 2014 and December 31, 2015. The following table summarizes information about options outstanding at December 31, 2015:

Rant, Inc.

Notes to Financial Statements

Exercise Price	Weighted Average FMV when Granted	Options Outstanding Number Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Options Exercisable Number Outstanding	Weighted Average Exercise Price
$ 2.75	$ 19.01	63,531	5.25	$ 2.75	12,705	$ 2.75
$ 8.32	$ 5.12	30,820	0.33	$ 8.32	30,820	$ 8.32
$ 9.36	$ 14.90	84,332	5.25	$ 9.36	84,332	$ 9.36
$ 14.23	$ 12.87	63,910	5.25	$ 14.23	21,298	$ 14.23
$ 35.57	$ 0.28	26,617	0.08	$ 35.57	14,787	$ 35.57
	$ 12.80	269,210	4.18	$ 11.43	163,942	$ 11.65

The fair value of each option is estimated on the date of grant based on the Black-Scholes-Merton option pricing model.

Unamortized stock-based compensation as of December 31, 2015 and 2014 was $1,260,789 and $1,643,523, respectively, and will be amortized from 2016 to 2019.

Note 9. Stock Warrants

In June 2014, placement agents associated with the common stock offering received 1,371 warrants to purchase an equal number of voting common shares, each with an exercise price of $35.57, and exercisable immediately. The warrants have a five-year term commencing June 13, 2014. None of the warrants have been exercised through the date the financial statements were available to be issued.

From December 2015 through January 2016, in connection with the Senior Secured Convertible Note, the Company issued warrants to purchase 98,404 shares of common stock at an exercise price of $35.57 per share, subject to adjustments (see Note 5). Warrants to purchase 85,047 shares of common stock were issued as of December 31, 2015, with the remaining warrants to purchase 13,357 subsequently issued on January 6, 2016 (Note 13).

The following summarizes the Company's outstanding and exercisable common stock warrants at December 31, 2014:

Issue Date	Holder	Share Price	Shares Granted	Expiration
June 2014	Placement Agents	$35.57	1,371	June 2019
		Total	1,371	

The following summarizes the Company's outstanding and exercisable common stock warrants at December 31, 2015:

21

Rant, Inc. Notes to Financial Statements 22 Issue Date Holder Share Price Shares Granted Expiration June 2014 Placement Agents $35.57 1,371 June 2019 December 2015 Noteholders $35.57 85,047 December 2020 Total 86,418 Note 10. Stockholders’ Equity As of December 31, 2015, Series A preferred stock shall rank senior to, and shall be preferred over, the common stock as to distribution of assets in the event of any liquidation event. Series B preferred stock shall rank senior to, and shall be preferred over, the Series A preferred stock and the common stock as to distribution of assets in the event of any liquidation event. Subsequent to December 31, 2015, all Series A preferred stock and Series B preferred stock was converted into voting common stock or Series D preferred stock (see Note 13). Redemptions Immediately prior to the Company’s merger with Rant Media Network, LLC, and under the Redemption Agreement, dated November 13, 2013, the Company offered holders of Series A preferred stock and non-voting common stock as of that date the option until November 15, 2013 to sell up to 65% of their shares back to Company at a price of $3.75 per share. 145,807 shares of Series A preferred stock and 1,953 shares of Non-voting common stock were redeemed prior to January 1, 2014 for total consideration of $554,105. Series B Round In November 2013, the Company issued 320,459 Series B preferred shares with an offering price of $9.3616 per share. Proceeds from the issuance totaled $2,865,542, net of offering costs of $134,458. Voting: Each outstanding share of preferred stock shall be entitled to a number of votes equal to the number of share of common stock into which such share of preferred stock is then convertible pursuant to Section A.6 of the Amended and Restated Articles of Incorporation as of the record date for the vote. Dividends: The Corporation may declare and distribute dividends among the holders of preferred stock and the holders of common stock on pro rata based on the number of shares of common stock held by each, determined on an “as if converted basis” (assuming full conversion and without regard to any Beneficial Ownership Limitation) as of the record date when such dividends are declared. The holders of Series B preferred stock shall be entitled to receive dividends out of funds legally available and determinable by the Board of Directors in its sole discretion. Holders of Series B preferred, Series A preferred, and common stock share such amount equally. Holders of Series A preferred shares are entitled to receive dividends out of funds legally available and as such determinable by the BOD in its sole discretion, sharing the amount equally with preferred B (considering “as if converted basis”) and common stock. Liquidation Preference: Series B Preference Amount: Each holder of outstanding share of Series B preferred shall be entitled to be paid in cash, before any amount shall be distributed to the holders of Series A preferred stock,

Rant, Inc. Notes to Financial Statements 23 common stock equal to $9.3616/share plus amount equal to declared but unpaid dividends (Series B Preference Amount). Series B preferred stock shall not have participation rights in amounts in excess of the Series B preference amount. Series A Preference Amount: After the prior payment in full of the Series B reference Amount, each holder of outstanding shares of Series A Preferred shall be entitled to be paid in cash, before any amount shall be paid to the holders of common stock, $1.70/share plus an amount equal to all declared but unpaid dividends on such share. Remaining Assets: After the prior payment in full of each of the Series B and the Series A preference amounts in connection with a liquidation event, the remaining assets and funds of the Company available for distribution to its stockholders, if any, shall be distributed among the holders of shares of Series A preferred stock and common stock, ratably in proportion to the number of shares of common stock held by them. Each holder of Series A preferred shall be treated as holding the number of shares of common stock into which the holder could have converted such holder's shares of Series A preferred immediately prior to liquidation. Preemptive Right: Until the Pre-Emptive Right Termination Date, and other than with respect to the issuance of Exempted Securities and any securities offered in an underwritten, firm commitment public offering, if the Company shall propose to issue and sell equity securities or equity linked debt obligations for cash ("New Equity Securities"), each Series B Holder shall have the right to purchase, on the same terms that the Company proposes to issue and sell the New Equity Securities, a number of the New Equity Securities based on each such Preemptive Stockholder's equity interest in the Company calculated on an as-converted, fully diluted pro rata basis without regard to any Beneficial Ownership Limitation contained in Section A.6(j) of the Amended and Restated Articles of Incorporation and prior to giving effect to the proposed issuance and sale of New Equity Securities ("Proportionate Percentage"). Each Preemptive Stockholder shall be permitted to purchase their respective Proportionate Percentage at a 15% discount to the price being sold to any non-Series B Holders purchasing the New Equity Securities in the Qualified Equity Offering. Voluntary Conversion: Upon the written election of the holder and without payment or additional consideration, holders of shares of Series B preferred stock may convert such shares into shares of voting common stock as is determined by dividing $9.3616 (Original Series B Issue Price) by the Conversion Price at the time in effect for such Series B preferred stock (Series B Conversion Rate = $9.3616/Conversion Price). Upon the written election of a Series B Majority Interest and without the payment of any additional consideration, not less than all of the outstanding shares of Series B preferred stock shall be converted into fully paid for shares of voting common stock at the Series B Conversion Rate. Similarly, holders of shares of Series A preferred stock may convert such shares into shares of voting common stock and is determined by dividing $1.70 (Original Series A Issue Price) by the Conversion Price at the time in effect for such Series A preferred stock (Series A Conversion Rate = $1.70/Conversion Price). Upon the written election of a Series A majority interest and without the payment of any additional consideration, no less than all of the outstanding shares of Series A preferred stock shall be converted into fully paid and non-assessable shares of voting common stock at the Series A conversion rate. Automatic Conversion: Each share of Series A preferred stock shall automatically be converted, without the payment of any additional consideration, into fully paid and non-assessable shares of voting common stock at the Series A Conversion Rate as of the closing of the Company's first underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act, covering the offer and sale of voting common stock to which the

Rant, Inc. Notes to Financial Statements 24 Company receives aggregate net proceeds (after deduction of underwriting discounts and commissions) of not less than $10 Million. Additional Series B Preferred Rights Upon consummation of a Reverse Merger Transaction, Series B Holders shall be entitled to one demand registration right for registration, with closing of the Reverse Merger Transaction, as well as unlimited piggy-back registration rights (for so long as such securities are not eligible for sale under Rule 144 promulgated under the Securities Act) with respect to the shares of common stock Subscribers receive in connection with the Reverse Merger Transaction in exchange for Series B preferred stock. The Registration Rights of the Subscribers is set forth on Exhibit D, annexed hereto and such exhibit is incorporated by reference herein and shall be binding on the parties hereto on and after the Closing Date upon the consummation of the transactions contemplated hereby. If (A) the Reverse Merger Transaction is not consummated on or before November 30, 2014, (B) the Company is eligible for listing on the NASDAQ Stock Market LLC or NYSE MKT LLC, (C) the projected initial offering price represents a market capitalization post offering of at least $100 million and (D) the Company has a minimum cash reserve balance of $7.5 million prior to the offering, Subscribers may, by Majority Approval, at any time, require the Company to use reasonable best efforts to: (X) pursue an initial public offering of the Company’s common stock in which the Subscribers may cause the Company to register any common stock held by the subscribers and any common stock underlying the Subscribers’ Series B preferred stock and (Y) engage an underwriter reasonably acceptable to the Company and a majority approval of the subscribers. In addition to the rights granted to the holders of the Series B preferred stock under the Restated Certificate with regard to Board representation, upon the Closing, and for so long as the Subscribers collectively hold at least ten (10%) percent of the outstanding voting equity of the Company or the surviving corporation following the consummation of the Reverse Merger Transaction, the (i) Series B Director (as defined in the Restated Certificate) and (ii) a majority of the members of the Board of Directors excluding the Series B Director, shall have the right to nominate a mutually acceptable nominee who qualifies as an independent director (under NASDAQ rules) to serve as an independent director of the Company, provided that such nominee shall be subject to the approval of a majority in interest of all voting stockholders of the Company (or the surviving corporation following the Reverse Merger Transaction, as applicable). Private Placement Round In June 2014, the Company issued 90,540 voting common shares at $35.57 per share. The shares sold contained price protection on future issuances of common stock or common stock equivalents of $35.57 for 18 months which expired as of December 31, 2015. In the offering, the founders privately sold a total of 28,117 shares of voting common stock for a total of $1,000,000. Additionally, the underwriters of this private placement offering received 1,371 warrants to purchase an equal number of Voting Common shares, each with an exercise price of $35.57, and exercisable immediately. The warrants have a five year term commencing on June 13, 2014. None of the warrants have been exercised through the date the financial statements were available to be issued. Gross proceeds to the Company from the sale totaled approximately $3,037,858. Offering costs were $324,710 (see Note 5).

Rant, Inc. Notes to Financial Statements 25 Note 11. Concentrations Concentrations of Credit and Business Risk Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. As of December 31, 2015 and 2014, the Company’s cash and cash equivalents were maintained primarily with two financial institutions and two well-capitalized institutions. The Company used one Internet payment processor in both periods. Deposits with these institutions at times exceed the federally insured limits, which potentially subject us to concentration of credit risk. The Company not experienced any losses related to these balances and believe that there is minimal risk. A substantial portion of the Company’s advertising revenue is generated through arrangements with one advertising network partner. Management may not be successful in renewing any of these agreements, or if they are renewed, they may not be on terms as favorable as current agreements. Management may not be successful in renewing the Company’s agreements with advertising network partners on commercially acceptable terms. The percentage of revenue generated through advertising network partners representing more than 10% of revenue is as follows: December 31, 2015 December 31, 2014 Customer A 29% 22% Customer B 19% 15% Customer C 13% 13% Advertising network partners comprising more than 10% of the accounts receivable balance was as follows: December 31, 2015 December 31, 2014 Customer A 23% 23% Customer C 10% 23% Customer E 13% 3% Customer D 0% 11% The percentage of purchases generated through Advertising Expense partners representing more than 10% of expenses is as follows: December 31, 2015 December 31, 2014 Vendor A 42% 3% Vendor B 11% 17% Vendor C 8% 20% Vendor D 5% 14%

Rant, Inc. Notes to Financial Statements 26 Advertising Expense partners comprising more than 10% of the accounts payable balance is as follows: December 31, 2015 December 31, 2014 Vendor A 47% 7% Vendor B 5% 26% Vendor C 20% 21% Vendor D 3% 17% Note 12. Related Party Transactions In March 2014, the Company made a minority investment of $25,000 in Picatcha, Inc. During the years ended 2015 and 2014, the Company generated advertising revenue from Picatcha, Inc. in the amounts of $76,890 and $27,987, respectively. Accounts Receivable due from Picatcha, Inc for the years ended 2015 and 2014 was $26,817 and $27,987, respectively. These transactions occurred in the normal course of business and were recognized as such. The Company entered into a Note Purchase Agreement with certain stockholders between December 4, 2015 and January 6, 2016 that included the issuance of Warrants (see Notes 9 and 10). These note holders owned 25.9% of the stock as of December 31, 2015. From time to time, the Company uses outside vendors for video production and other marketing expenses. One such vendor, Reel Captivation, LLC, is managed by a Company stockholder. Total expenses paid to Reel Captivation, LLC during the years ended 2015 and 2014 were $12,187 and $21,644, respectively. Note 13. Subsequent Events The Company has evaluated subsequent events through June 21, 2016, the date the financial statements were available to be issued, and have determined the matters discussed in Note 2, Note 5, Note 7, Note 8, Note 9, Note 10, and the following subsequent events require disclosure: In January 2016, the Company defaulted on its obligation to repay the $3,500,000 worth of 8% Senior Secured Convertible Notes (see Note 5) upon their January 15, 2016 maturity date. In January 2016, the founders agreed to sell a total of 67,676 shares of common stock to members of management. In March 2016, the maturity date on the Notes were extended to September 10, 2016 and the Notes were amended to allow for prepayment. In March 2016, the Company amended its Certificate of Amendment to allow for the Issuance of Series D preferred stock, a common stock equivalent with a limitation on beneficial ownership. In March 2016, the Warrants were exchanged for 44,902,777 shares of Series D preferred stock.

Rant, Inc. Notes to Financial Statements 27 In March 2016, certain shareholders exchanged 225,584 shares of common stock (the “excluded common shares”) for 10,030,062 shares of common stock, and a certain shareholder exchanged 7,442 shares of common stock for 25,148 shares of Series D preferred stock. In March 2016, each of the 751,894 shares of common stock, excluding the excluded common shares, were exchanged for 2,540,762 shares of common stock. In March 2016, the 198,513 shares of Series A preferred stock were exchanged for 641,479 shares of common stock. In March 2016, the 320,459 shares of Series B preferred stock were exchanged for 1,550,261 shares of common stock and 4,864,436 shares of Series D preferred stock. In March 2016, the Company adopted the 2016 Stock Option Plan. Under this 2016 Plan, the Company may grant up to 18,330,886 non-qualified stock options to specified individuals. Generally, stock option grants under this 2016 Plan have 10-year terms and vest 1/24 each monthly anniversary of the commencement date and 1/24 over 24 months. Certain stock options have accelerated vesting provisions in the event of a change in control. In March 2016, the Company amended the 2014 Plan so that two individuals who previously had options to purchase 21,177 and 42,354 shares, respectively, at a pre-split price of $2.75 per share now had options to purchase 794,313 and 1,588,626 shares, respectively, at a price of $0.0733 per share. In March 2016, certain individuals agreed to cancel their options to purchase, in aggregate, 115,063 shares of common stock they were granted as part of the 2014 plan (the “Canceled 2014 Options”). In March 2016, all outstanding options associated with the 2014 Plan, excluding the Canceled 2014 Options, became fully exercisable due to the 2014 Plan’s accelerated vesting associated with a change of control. As of March 2016, there was a change in control. The owner shift resulted in a 70% combined increase by one or more 5% shareholders and Section 382 loss limitation rules were triggered for tax purposes. Since Rant is selling its assets within 2 years of the ownership change, the entire NOL will likely be rendered unusable to offset the gain from the asset sale. In April 2016, the 2013 Options expired unexercised. In April 2016, Draft Day Fantasy Sports, Inc. (“DDF”) and the Company entered into two binding letters of intent for the acquisition of the business and assets of the Company (the “Letters of Intent”). The Letters of Intent provide a purchase price for the Company’s business of $5 million in cash plus issuance of shares of common or preferred stock of DDF equal to between 20% and 24% of DDF’s outstanding equity, warrants, and stock options on a fully-diluted basis immediately after the closing as defined in the Letters of Intent. The Letters of Intent require the Company to convey to DDF’s subsidiary assets consisting of all of the assets used in the Company’s business, names, trademarks, customer lists, and technology, and $2 million in cash. Following execution of the Letters of Intent, DDF agreed that its subsidiary will assume or pay at closing up to $2 million of accrued liabilities of the Company. The Letters of Intent also require the Company to purchase from DDF $3 million principal amount of 12% Secured Convertible Notes (the “DDF Notes”) due December 31, 2016. The DDF Notes are convertible as defined in the Letters of Intent. The closing of the transactions are

Rant, Inc. Notes to Financial Statements 28 subject to usual and customary conditions for a transaction of this nature. There is no guarantee that the transactions will close, or that, if the transactions don’t close, the Company will be able to continue as a going concern.